UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2016

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5330 South 900 East, Suite 280

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-312-8113

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 14, 2016, Mr. Michael Ahlin notified the Board of Directors of Inception Mining Inc. (the “Company”) of his intention to resign from the office of Chief Executive Officer. His decision to resign is not the result of any claim against, dispute, or issue with the Company. Included herewith as Exhibit 17.1 is his letter of resignation. Though resigning from executive office, Mr. Ahlin will remain involved with the Company as a consultant and will retain his seat on the Board of Directors.

On December 14, 2016, the Board of Directors appointed Mr. Trent D’Ambrosio to the office of Chief Executive Officer. Mr. D’Ambrosio is the Company’s current Chief Financial Officer and a member of the Board of Directors. Mr. D’Ambrosio will continue to serve in these roles.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

17.1	Letter of Resignation from Michael Ahlin, dated December 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Mining Inc.

Date: December 19, 2016	By:	/s/ Trent D’Ambrosio
Trent D’Ambrosio
Chief Executive Officer